EXHIBIT 99.1

Edgewater Reports Fourth Quarter and Full Year 2016 Results

Significant Improvement in Key Operating Metrics

WAKEFIELD, Mass., March 01, 2017 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (NASDAQ:EDGW), a leading consulting firm that helps business leaders drive transformational change through its unique selection of business and technology services and specialized product-based solutions, reported financial results for the fourth quarter and full year periods ended December 31, 2016.

Fourth Quarter 2016 Financial Results vs. Same Year-Ago Quarter

  Total revenue was $29.8 million compared to $28.4 million;
  Service revenue was $25.6 million compared to $24.3 million;
  Gross profit was $12.0 million, or 40.2% of total revenue, compared to $9.8 million, or 34.4% of total revenue;
  Gross profit margin related to service revenue was 41.9% compared to 34.7%;
  Utilization was 72.9% compared to 67.2%;
  Net loss was $(3.4) million, or $(0.28) per diluted share, compared to a net loss of $(4.6) million, or $(0.40) per diluted share.  Net loss during the fourth quarter of 2016 included a $3.5 million non-cash charge associated with an increase in the valuation allowance provided against the carrying value of our deferred tax attributes;
  Cash flow provided by operating activities was $5.4 million compared to $2.4 million; and
  Adjusted EBITDA (a non-GAAP financial measure) was $3.1 million, or 10.4% of total revenue (see “Non-GAAP Financial Measures” below for further discussion of this non-GAAP term), compared to Adjusted EBITDA of $1.6 million, or 5.7% of total revenue.

Full Year 2016 Financial Results vs. Same Year-Ago Period

  Total revenue was $126.5 million compared to $116.7 million;
  Service revenue was $109.5 million compared to $98.8 million;
  Gross profit was $46.2 million, or 36.5% of total revenue, compared to $39.6 million, or 33.9% of total revenue;
  Gross profit margin related to service revenue was 38.3% compared to 35.0%;
  Utilization was 73.5% compared to 69.5%;
  Net loss was $(2.8) million, or $(0.23) per diluted share, compared to a net loss of $(4.1) million, or $(0.35) per diluted share.  Net loss during 2016 included a $3.7 million non-cash charge associated with an increase in the valuation allowance provided against the carrying value of our deferred tax attributes;
  Cash flow provided by operating activities was $6.6 million compared to $3.3 million; and
  Adjusted EBITDA (a non-GAAP financial measure) was $9.9 million, or 7.8% of total revenue (see “Non-GAAP Financial Measures” below for further discussion of this non-GAAP term), compared to Adjusted EBITDA of $6.8 million, or 5.8% of total revenue.

Management Commentary

“In 2016, Edgewater posted 11% service revenue growth.  Furthermore, the Company achieved significantly improved gross margins, service revenue gross margins, utilization, and Adjusted EBITDA,” stated Shirley Singleton, Edgewater’s chairman, president and CEO.   “We made significant strides with respect to expanding our cloud revenue-based service offerings, with cloud-based service revenue representing 19% of our service revenue in 2016, as compared to 15% in 2015.

“As we have previously discussed, solution providers, like Edgewater, are seeing a gap between the rise of cloud adoption and the sun-setting of legacy on premise applications.  There are noticeable differences in the approach to address this gap being taken by the two major channels we service.

“We believe that Microsoft appears to be achieving a faster rate of cloud traction as they have taken a more holistic approach to moving their products to the cloud.  During the fourth quarter, Edgewater Fullscope reported strong cloud sales of Dynamics365.  We fully expect the majority of 2017 service revenue generated by this offering to be primarily cloud-based.

“The Oracle channel still appears to have considerable activity in the on-premise arena.  Edgewater Ranzal has been working hard to adjust its sales and marketing strategies to accommodate Oracle’s slower and more methodical roll-out of cloud modules.  The acceleration of our cloud service revenue growth in the Oracle channel is highly dependent on the gradual availability of new cloud products and the customers’ desire to leverage their existing on premise software applications.

“Our consulting practice continues to show acceleration in providing advisory services for digital transformation and the cloud.

“We anticipate that service revenue will be in the range of $25.0 million to $26.0 million during the first quarter of 2017.   For the full year 2017, the Company is targeting low single-digit service revenue growth and doubling its cloud-based service revenue on a year-over-year basis.”

Conference Call and Webcast Information

Edgewater has scheduled a conference call today (Wednesday, March 1, 2017) at 10:00 a.m. Eastern time to discuss its fourth quarter and full year 2016 results.

Date: Wednesday, March 1, 2017
Time: 10:00 a.m. Eastern time
Dial-in number: 1-877-713-9347     / Passcode: 69521701
Webcast: http://ir.edgewater.com/

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

A replay of the conference call can be accessed via Edgewater’s investor relations web site at http://ir.edgewater.com/ or by dialing 1-404-537-3406 (Conference ID#: 69521701) after 1:00 p.m. Eastern time on the same day through Wednesday, March 15, 2017.

About Edgewater
Edgewater (NASDAQ:EDGW) helps business leaders drive transformational change through its unique selection of business and technology services and specialized product-based solutions.

Classic consulting disciplines (such as business advisory, process improvement, organizational change management, M&A due diligence, and domain expertise) are blended with technical services (such as digital transformation, technical roadmaps, data and analytics services, custom development, and system integration) to help organizations get the most out of their existing IT assets while creating new digital business models.

Delivering both on premise and in the cloud, Edgewater partners with Oracle and Microsoft to offer Business Analytics, BI, ERP, and CRM solutions. Edgewater Ranzal, an Oracle Platinum Consulting Partner, provides Business Analytics solutions leveraging Oracle EPM, BI, and Big Data technologies. As an award-winning Microsoft partner, Edgewater Fullscope delivers Dynamics AX ERP, Business Intelligence, and CRM solutions, with a specialty in manufacturing.

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected first quarter 2017 and full year 2017 service revenue, anticipated 2017 cloud-based service revenue. the gap in cloud adoption and the sun-setting of legacy on premise applications, the rate of cloud adoption being experienced by Microsoft and Oracle, and the acceleration of digital transformation and cloud services being provided by our consulting practice. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Enterprise Resource Planning and Enterprise Performance Management solutions, custom development and system integration services and/or declines in industry-wide information technology spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under “Critical Accounting Policies” in our 2015 Annual Report on Form 10-K; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) termination by clients of their contracts with the Company or inability or unwillingness of clients to pay for the Company's services, which may impact the Company's accounting assumptions; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide the Company's services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (12) the possibility that activist stockholders may wage proxy contests or gain representation on or control of the Board of Directors, causing disruption and/or uncertainty to the Company's business, customer relationships and employee retention; (13) the failure of the marketplace to embrace advisory and product-based consulting services; (14) difficulties and costs associated with transitioning to the cloud; (15) the inability to achieve the expected synergies from our 2015 acquisitions; and/or (16) changes in the Company's utilization levels.  In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under “Part I - Item IA. Risk Factors” in our 2015 Annual Report on Form 10-K filed with the SEC on March 11, 2016. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although the Company believes that the expectations in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, the Company undertakes no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

EDGEWATER TECHNOLOGY, INC. Condensed Consolidated Balance Sheets (In Thousands) (Unaudited)

	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$19,693	$11,981
Accounts receivable, net	25,661	27,753
Prepaid expenses and other current assets	1,208	704
Total current assets	46,562	40,438
Property and equipment, net	623	824
Goodwill and intangible assets, net	38,361	41,900
Deferred tax assets, net	19,031	24,032
Other assets	228	230
Total Assets	$104,805	$107,424

Liabilities and Stockholders’ Equity
Accounts payable	$634	$586
Accrued liabilities	13,497	15,486
Short-term portion of contingent earnout consideration	8,089	7,072
Deferred revenue	1,811	2,428
Total current liabilities	24,031	25,572
Long-term debt	5,000	5,000
Long-term portion of contingent earnout consideration	-	3,468
Total liabilities	29,031	34,040
Stockholders' Equity	75,774	73,384
Total Liabilities and Stockholders' Equity	$104,805	$107,424

Shares Outstanding	12,875	11,862

EDGEWATER TECHNOLOGY, INC. Condensed Consolidated Statement of Operations (In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue:
Service revenue	$25,648	$24,344	$109,459	$98,827
Software	2,721	2,559	10,476	10,859
Reimbursable expenses	1,405	1,512	6,587	7,018
Total revenue	29,774	28,415	126,522	116,704

Cost of revenue:
Project and personnel costs	14,911	15,893	67,580	64,258
Software costs	1,480	1,234	6,173	5,838
Reimbursable expenses	1,405	1,512	6,587	7,018
Total cost of revenue	17,796	18,639	80,340	77,114
Gross profit	11,978	9,776	46,182	39,590

Selling, general and administrative	9,183	8,536	37,747	34,592
Direct acquisition costs	-	822	430	1,754
Change in contingent consideration	203	-	(725)	-
Consent solicitation expenses	79	495	187	495
Embezzlement loss recovery	-	-	-	(250)
Depreciation and amortization	1,001	599	4,020	1,517
Operating expenses	10,466	10,452	41,659	38,108
Operating income (loss)	1,512	(676)	4,523	1,482

Other expense, net	566	739	2,327	2,013
Income (loss) before income taxes	946	(1,415)	2,196	(531)
Tax provision	4,373	3,226	5,030	3,529
Net loss	$(3,427)	$(4,641)	$(2,834)	$(4,060)

BASIC LOSS PER SHARE:
Basic loss per share	$(0.28)	$(0.40)	$(0.23)	$(0.35)
Weighted average shares outstanding – Basic	12,424	11,630	12,150	11,505

DILUTED LOSS PER SHARE:
Diluted loss per share	$(0.28)	$(0.40)	$(0.23)	$(0.35)
Weighted average shares outstanding – Diluted	12,424	11,630	12,150	11,505

EDGEWATER TECHNOLOGY, INC. Condensed Consolidated Statements of Cash Flows (In Thousands) (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flow provided by (used in):
Operating activities	$5,391	$2,411	$6,569	$3,261
Investing activities	(50)	(16,764)	(470)	(24,467)
Financing activities	2,250	5,546	1,615	6,451
Effect of exchange rates on cash	(45)	(12)	(2)	(32)
Net increase (decrease) in cash and cash equivalents	$7,546	$(8,819)	$7,712	$(14,787)

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA and Adjusted EBITDA as a Percentage of Total Revenue as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Income tax provision. The exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results.

Depreciation and amortization. We incur expense associated with the amortization of intangible assets that is primarily related to the various acquisitions we have completed. We believe that eliminating this expense from our non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of the individual acquisition transactions, which also vary substantially in frequency from period-to-period.

Stock-based compensation expense. We incur stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation.” We exclude this non-cash expense as we do not believe it is reflective of business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. Edgewater believes that non-GAAP financial measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Adjustments to contingent consideration earned, at fair value. We are required to remeasure the fair value of our contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized as a current period operating expense. The Company believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisition events and make it difficult to evaluate core operating results.

Direct acquisition costs. We incur direct transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our non-GAAP financial measures exclude the effects of direct acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and make it difficult to make period-to-period comparisons of our core operating results.

Consent solicitation expenses.  Consent solicitation expenses are expenses incurred to respond to activities and inquiries of Ancora Advisors LLC and Lone Star Value Management (“Lone Star”), including associated consent solicitations, and a subsequent settlement agreement with Lone Star. The Company has not incurred significant expenses in connection with such matters in historical periods, and these costs are not considered core operating activities. Management believes that it is appropriate to exclude these costs in order to provide investors with the ability to compare our period-over-period operating results from continuing operations.

Other expense, net. We record periodic interest and other (income) and expense amounts in connection with our cash and cash equivalents, capital lease obligations, (gains) and losses on foreign currency transactions and the recognition of the recorded discount on accrued contingent earnout consideration. Our non-GAAP financial measures exclude (income) expense associated with these items as we believe such (income) expense is inconsistent in amount and frequency and makes it difficult to make period-to-period comparisons of our core operating results.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC. Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA (In Thousands) (Unaudited)

	For The Three Months Ended December 31,		For The Twelve Months Ended December 31,
	2016	2015	2016	2015

Reported GAAP net loss	$(3,427)	$(4,641)	$(2,834)	$(4,060)
Add: Income tax provision	4,373	3,226	5,030	3,529
Add: Depreciation and amortization	1,049	645	4,203	1,708
Add: Stock-based compensation expense	247	335	1,286	1,593
Add: Direct acquisition costs	-	822	430	1,754
Add: Consent solicitation expense	79	495	187	495
Add: Other expense, net	566	739	2,327	2,013
Less: Fullscope embezzlement loss recovery	-	-	-	(250)
Less: Adjustments to contingent consideration earned, at fair value	203	-	(725)	-
Adjusted EBITDA[1]	$3,090	$1,621	$9,904	$6,782

Adjusted EBITDA as a % of total revenue[1]	10.4%	5.7%	7.8%	5.8%
Total revenue	$29,774	$28,415	$126,522	$116,704

  Adjusted EBITDA and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, GAAP Net Income. Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less other expense, net, plus taxes, depreciation and amortization, stock-based compensation expense, adjustments to contingent consideration earned, goodwill and intangible asset impairment charges, direct acquisition costs and consent solicitation expenses. Adjusted EBITDA as a % of Total Revenue is defined as Adjusted EBITDA divided by Total Revenue.

Company Contact:
Timothy R. Oakes
Chief Financial Officer
1-781-246-3343